Exhibit 99.1

ACCOUNTABILITIES, INC.
Proxy for Special Meeting of Stockholders to be held on __________, 2007

THIS PROXY IS BEING SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF ACCOUNTABILITIES, INC.

See Reverse Side P R O X Y
KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Allan Hartley and Stephen DelVecchia and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote with respect to all the shares of Common Stock of ACCOUNTABILITIES, INC., standing in the name of the undersigned at the close of business on __________, 2007, at the special meeting of stockholders to be held at 500 Craig Road, Manalapan, New Jersey on __________, 2007 and at any and all adjournments thereof, with all powers that the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the reverse side hereof.  Said proxies are authorized to vote in their discretion upon any other matters which may come before the meeting.

The shares represented by this Proxy will be voted in the manner directed, and if no instructions to the contrary are indicated, will be voted FOR each of the proposals described on the reverse side of this Proxy.

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(This proxy is continued from reverse side)
☒	Please mark your
votes as in this example.

	FOR	AGAINST	ABSTAIN	FOR	AGAINST	ABSTAIN
(1) Proposal to approve the sale of substantially all assets used in staffing and workforce solutions business	☐	☐	☐
(2)   Proposal to approve adjournment of meeting to a later date to permit, among other things, solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the foregoing items
				☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSING ENVELOPE.

Signature(s) of Stockholder(s)
(Joint owners must EACH sign.  Please sign EXACTLY as your name(s) appear(s) on this card.  When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)

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